EXHIBIT 23.3



                         CONSENT OF INDEPENDENT AUDITOR


We hereby consent to the incorporation by reference in this Form 10-KSB of our report dated February 24, 2001, which appears on page 13 of the 2000 Annual Report to Shareholders of NDC Automation, Inc.




                                                         McGladrey & Pullen, LLP


Charlotte, North Carolina
March 9, 2001